                                                                   EXHIBIT 10.31
                                                   [Citibank LOGO]

Citibank, N.A.

399 Park Avenue
6th Floor
New York, NY   10043

                                                   Date:  March 13, 2000

Andrea Hirsch
Executive Vice President
Prodigy Communications Corp.
44 South Broadway
White Plains, NY  10601

Dear Ms. Hirsch:

On behalf of ourselves and our affiliates (collectively, "Citibank"), we are pleased to submit this proposal to Prodigy Communication Corp. ("Prodigy"), to structure and arrange the up to $200,000,000 financing (the "Financing") described in this letter agreement and in the "Indicative Summary of Terms and Conditions" attached hereto as Annex A (the "Term Sheet") which is incorporated by reference herein.

Description of Transaction
--------------------------

We would recommend that Prodigy establish a special-purpose, bankruptcy-remote wholly owned subsidiary [Prodigy Funding Corporation] ("Prodigy Funding"). Prodigy shall initially sell the Contracts, originated over the past 12 months under the retailer rebate programs, on a true sale basis to Prodigy Funding. Prodigy Funding will be the issuer of a Variable Funding Note (the "Note"). The Note will represent an undivided interest in the Receivables generated by the assets of Prodigy Funding. We would anticipate that the Note would, initially, be in an amount of up to US$ 200 million. As part of this transaction, we intend to pursue a financial guarantee (the "Financial Guarantee") to wrap the performance of the Note to achieve a rating of at least AA/Aa2. The Financial Guarantee and overall financing will be contingent upon, among other factors, a performance guarantee provided by SBC Communications, Inc. ("SBC") as detailed in Annex A. The target market for this issuance would be one of the Citicorp administered commercial paper conduits supported by a syndicated liquidity facility. We believe this structure would provide Prodigy with unique structural benefits, as well as attractive pricing and execution.

     Note:  It is understood by the parties undertaking this letter agreement
     ----
     that Prodigy is currently negotiating the establishment of an operating partnership with SBC Communications, Inc. ("SBC"). The proposed purpose of this partnership is to join SBC and Prodigy's Consumer and Small Business Internet operations. It is contemplated that Prodigy will act as the General Partner within the proposed partnership structure. The parties understand and agree that following the completion of the establishment of the proposed partnership, it is Prodigy's intention to transfer all of its rights and obligations under the agreement to the operating partnership, including but not limited to the ownership of Prodigy Funding. It is further acknowledged that during the establishment of the financing structure, all necessary steps will be taken to ensure that the program documents will permit the transfer to the operating company and that the operating company will be able to comply with such documents.

Indicative Terms
----------------

To meet your initial objective of financing the three-year contract subscribers, we would recommend that the Note be structured with a 3-year final maturity. A Credit Enhancer would be available at this tenor and would allow a placement into one of the Citicorp administered commercial paper conduits. Under current market conditions, we believe that the Note could be placed within one of the Citicorp administered conduits at an effective spread of 100 bps over one month LIBOR. Below is a breakdown of the indicative spread calculation as of March 10, 2000:

     Conduit Base Cost versus LIBOR(1)             (8)         bps
     Ongoing Annual Costs
     Program Fee                                   40
     Liquidity Fee(2)                              30
     Dealer Commission(3)                           5
     Ratings Agencies(4)                            1
     Administration Fee                             2
     Surety Cost(5)                                30
     --------------------------------------------------------------
     Average Ongoing Costs                        100          bps

(1) Based on Charta Inc. commercial paper issuance cost compared to the 30-day LIBOR average.
(2) Assumes 1-year backstop facility. Liquidity fee will depend on market conditions at the time of issuance and be subject to re-pricing at eat 364-day renewal.
(3)  Distribution fee paid by Charta to distribute the CP in the market.
(4)  To monitor the transaction.
(5) Surety Cost estimate based on initial negotiation with two independent surety providers.

Prodigy acknowledges that Citibank's representative are not tax, accounting, legal or regulatory experts and accordingly can make no representation as to any tax, accounting, legal or regulatory result. Prodigy will seek separate advice regarding such matters from its own qualified advisors.

Not a Commitment
----------------

This letter does not constitute a commitment by Citibank to lend money, to underwrite the Financing, to purchase securities or otherwise assets, or to provide financing to Prodigy or obtain financing for Prodigy from others. The delivery of such a commitment will be subject to, among other things; satisfaction of the conditions precedent set forth below.

Conditions Precedent
--------------------

Citibank's obligations hereby and its ability to consummate the Financing described herein, are expressly subject to the satisfaction of the following:

     (i) completion of such due diligence review as Citibank deems advisable, the results of which are satisfactory to Citibank;

     (ii)in Citibank's determination, the absence of any material adverse change in the financial markets or in the financial condition or operations of Prodigy;

    (iii)negotiation and execution of mutually satisfactory documentation of the Financing (collectively, the "Program Documents"), including, without limitation, note purchaser agreement, credit agreement, Financial Guarantee documentation and the receivables contribution and sale agreement;

     (iv) the receipt of a structure shadow rating of at least investment grade and an overall transaction rating of at least AA/Aa2 from S&P and Moody's respectively;

     (v) the receipt of internal credit approval and such other approvals and legal opinion as Citibank may deem necessary or advisable, in form and substance satisfactory to Citibank; and

     (vi) any other condition precedent set forth in the Term Sheet.

Fees and Expenses
-----------------

In consideration of the services to be provided by the Arranger hereunder, Prodigy shall pay the Arranger a structuring fee equal to 0.75% of the aggregate principal amount of the Note with a minimum structuring fee equal to $1.250 million. Such fee shall be due and payable only at and upon closing and shall be deducted from the proceeds of the transaction.

The following are estimates of key expenses for the potential transaction.

     Arranger Legal Counsel             US$ 100,000-150,000 (plus disbursements)
     Citicorp out-of-pocket             US$ 15,000
     Information Memorandum
     Production (Syndication)           US$ 7,500
     Collection Agent Gees              US$ 10,000 per annum
     Trustee Legal Expenses             US$ 15,000 (plus disbursements)
     Rating Agency Expenses             US$ 50,000-100,000
     Surety Upfront Fees                US$ 50,000-75,000

All payments to the Arranger under this Proposal Letter shall be payable in U.S. dollars in New York free and clear of any set-off, claims and all applicable withholding, stamp and other similar taxes and of all other governmental charges of any nature whatsoever.

Recognizing that Citibank is incurring substantial costs and expenses in connection with the proposal described herein, Prodigy also agrees to reimburse Citibank on demand for any out-of-pocket expenses incurred by it in performing its obligations hereunder, including, without limitation, all reasonable fees and disbursements listed above and counsel for the surety provider, whether or not the Program Documents are executed or the Financing is consummated or Citibank's engagement hereunder is terminated, up to $750,000. Such expenses will be in addition to any direct expenses incurred by Prodigy in connection with the Financing, including without limitation, fees and disbursements of counsel to Prodigy, rating agency fees, and agency and trustees fees. Prodigy also agrees to pay o demand all out-of-pocket 3rd party costs and expenses of Citibank (including, without limitation fees and disbursements of counsel) incurred in connect with the enforcement of any of its rights and remedies hereunder.

Termination
-----------

Citibank's engagement hereunder shall terminate on the earlier of (i) the execution of mutually satisfactory Program Documents, and (ii) the written notice of Prodigy to Citibank, or of Citibank to Prodigy, that the engagement is terminated (such date, the "Termination Date"). The obligations of Prodigy under "Fees and Expenses", "Indemnification" and "Confidentiality" shall survive termination of Citibank's engagement hereunder, except to the extent, and only to the extent, such matters are explicitly covered in such Program Documents.

Indemnification
---------------

Prodigy shall indemnify and hold harmless and release each indemnified Party from and against any losses, claims, damages, liabilities or expenses (including fees and expenses of counsel), joint and several, resulting from or arising out of, or in connection with or relating to (i) the Financing or the use of proceeds therefrom, or (ii) Citibank's engagement hereunder, whether or not the transactions contemplated hereby are consummated, except to the extent such loss, claim, damage, liability or expense is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or breach of the obligations of the Indemnified Party under this agreement. Prodigy further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Prodigy or any of their shareholders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or breach of the obligations of the Indemnified Party under this agreement. An "Indemnified Party" means Citibank, each of its affiliates and each special purpose or receivable securitization company for which Citibank acts as administrative agent, servicing agent, servicer or in a similar capacity, and each of the respective officers, director, agents and employees of such Indemnified Parties.

Confidentiality
---------------

The proposal and structure of the Financing, any related structures developed by Citibank for Prodigy, any related analyses, computer models, information or documents, this Agreement, the Term Sheet, the Program Documents, Citibank's written and oral reports to Prodigy and any related written information (collectively, "Product Information") constitutes proprietary information of Citibank. Prodigy agrees:

     (i) to keep all Product Information confidential and to disclose Product Information only to those of its officers, employees, agents, accountants, legal counsel and other representatives (collectively "Representatives") who have a need to know such Product Information for the purpose of assisting in the negotiation and completion of the Financing:

     (ii) to use the Product Information only in connection with the Financing and not for any other purpose;

     (iii) to cause its Representatives to comply with these provisions and to be responsible for any failure of any Representative to so comply.

All information provided to Citibank which, under the circumstances of its provisions and receipt, would ordinarily be considered confidential shall similarly be subject to the provisions set forth in subparagraphs (i) through
(iii) and the obligations of non-disclosure contained therein by Citibank and its representatives.

The provisions of this section shall not apply to Product Information or to information provided by Prodigy to Citibank that is a matter of general public knowledge or that has heretofore been or is hereafter published in any source generally available to the public or that is required to be disclosed by law or in requested by any regulatory body with jurisdiction over Citibank.

Potential Conflicts; Principal Transactions
-------------------------------------------

Prodigy acknowledges that:

     (i) Citibank may be providing financing or other services to parties whose interests may conflict with Prodigy; it being understood that consistent with its long-standing policy to hold in confidence the affairs of its customers, Citibank will not furnish confidential information obtained from Prodigy to any of its other customers and will not make available to Prodigy confidential information that it has obtained or may obtain from any other customers;

     (ii) Citibank is not acting as an agent or fiduciary for Prodigy in connection with the Financing and Prodigy has the capacity to evaluate and negotiate the terms of the Financing on an arm's length basis; and

     (iii)  Citibank may act as principal in various aspects of the Financing.

Prodigy waives any claim against Citibank based upon any conflict of interest that Citibank may have with regard to acting under this Agreement and as a principal in the Financing, except to the extent that such conflict of interest results in a breach of Citibank's obligations to Prodigy under this letter agreement.

Exclusivity
-----------

Prodigy agrees that, during the terms of this agreement, no other person is or will be appointed, authorized or retained by Prodigy or any of their affiliates to perform substantially similar services on behalf of Prodigy that the Arrangers has been engaged to perform hereunder for the proposed securitization of the ISP contract receivables. Furthermore, during the period from the date hereof through the date which is 6 months after the date hereof, Prodigy will not, and will cause its affiliates not to, initiate, solicit or enter into any dissuasions or negotiations looking toward the issuance, offering, or sale of the Notes, or any other substantially similar security, to any third parties, except through the Arrangers. In the event Prodigy receives any inquiry concerning the Financing during such period, Prodigy will promptly inform the Arranger of such inquiry.

Additionally, for a period of one year from the date of this agreement, Prodigy agrees that Citibank shall have the right of first refusal to act as sole agent for the next substantially similar financing transaction undertaken by Prodigy.

Cooperation
-----------

It is understood that Prodigy will furnish Citibank with all information and data that Citibank shall reasonably deem appropriate in connection with its engagement hereunder. Prodigy agrees to do those things that are reasonable and necessary to assist Citibank to facilitate the consummation of the Financing. Prodigy recognizes and confirms that Citibank, in acting pursuant hereto, will be using information in public reports and other information provided by others, including information provided by Prodigy and that Citibank does not assume responsibility for the accuracy or completeness of such information.

Complete Agreement; Amendments; Governing Law
---------------------------------------------

This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties relating to the subject matter hereof. This Agreement may not be amended or modified except in writing. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws provisions thereof.

If the foregoing terms meet with your approval, please indicate your acceptance by signing and returning the attached copy of this letter to us no later than March 20, 2000.

Sincerely,

CITIBANK N.A. NEW YORK


By:     /s/ Michael Fey
        ---------------
Title:  Michael Fey-Vice President

Date:

ACCEPTED AND AGREED

PRODIGY COMMUNICATIONS CORP.


By:     /s/ Andrea S. Hirsch
        ---------------------------
        Andrea Hirsch
        Title:  EVP General Counsel

Date:  3/16/00
cc:  Ken Domnitz, Prodigy

                                March 13, 2000

                   Prodigy Communications Corporation, Inc.

                      Receivables Securitization Program

             Preliminary Summary of Principal Terms and Conditions
               (Not a Commitment - For discussion purposes only)

     Program:                            Revolving transfer of an undivided
                                         interest in receivables (the
                                         "Receivables") arising under certain
                                         contracts (the "Contracts") between
                                         Prodigy Communications Corp.
                                         ("Prodigy") and various consumer
                                         obligators (the "Subscribers") in
                                         connection with Prodigy's computer
                                         purchase rebate program. Payments by
                                         the Subscribers under the Contracts
                                         will be due monthly over a period of
                                         one, two, or three years unless sooner
                                         terminated. The maximum tenor of the
                                         Contracts is three years.

     Originator:                         Prodigy shall initially transfer all of
                                         the contracts originated under the Best
                                         Buy rebate program, which meet the
                                         eligibility criteria, on a true sale
                                         basis to the Issuer.

     Issuer:                             [Prodigy Funding Corp.] ("Prodigy
                                         Funding"); Prodigy Funding will be
                                         established as a special-purpose,
                                         bankruptcy-remote wholly-owned
                                         subsidiary of Prodigy or its
                                         successors. The Issuer will issue the
                                         Variable Funding Note (the "Note"),
                                         representing an undivided interest in
                                         the Receivables generated by the assets
                                         of Prodigy Funding, to the Purchaser
                                         pursuant to the Note Sale Agreement.
                                         Opinions of law will be provided to
                                         conform the separateness of Prodigy
                                         from the Issuer, the true sale nature
                                         of the transfer, and that the assets
                                         transferred to the Issuer would not be
                                         consolidated with the estate of Prodigy
                                         in the case of a bankruptcy or
                                         insolvency event with respect to
                                         prodigy.

     Credit Enhancement:                 To be in the form of:

                                         . Overcollateralization of anticipated
                                           future receipts at a level to be
                                           determined following due diligence
                                           and of sufficient debt service
                                           coverage to meet


                                         . both S&P's and Moody's minimum
                                           investment grade standards on a stand
                                           alone basis;

                                         . A performance guarantee provided by
                                           SBC Communications Corp. ("SBC")
                                           that, in the event Prodigy becomes
                                           unable to continue to provide its
                                           service obligations under the
                                           Contracts, SBC shall either (a)
                                           provide prodigy's service obligations
                                           directly, or (b) replace Prodigy with
                                           a substitute ISP, as allowed by the
                                           Contracts, acceptable to the program
                                           agent or its assignees;

                                         . A financial guarantee provided by
                                           either a monoline insurer or a re-
                                           insurance company whose rating shall
                                           be at least AA/A12 by S&P and Moody's
                                           respectively.

                                         . Additional credit enhancement in the
                                           form of an affirmative pledge by
                                           Prodigy and its successors to replace
                                           defaulted Receivables with "month to
                                           month" subscriber cash flows to the
                                           extent necessary to maintain the
                                           minimum investment grade shadow or
                                           ratings required by from S&P and
                                           Moody's.

     Purchaser:                          A multi-seller receivables
                                         securitization company (each, an "RSC")
                                         administered by Citicorp North America,
                                         Inc., and/or its eligible assignees,
                                         including the Liquidity Provider.

     Program Agent:                      Citicorp North America, Inc. will act
                                         as the Purchaser's agent ("Program
                                         Agent") to administer the Program.

     Receivables:                        The Receivables represent either (i)
                                         scheduled payments, cancellation fees,
                                         late fees and other amounts due
                                         (collectively, the "Contractual
                                         Payments") under the Contracts from the
                                         Subscribers who, as a result of
                                         receiving a $400, $250, or $100
                                         computer purchase rebate, subscribe to
                                         "Prodigy", an ISP service provided by
                                         Prodigy for a period of three, two or
                                         one years respectively, with a regular
                                         monthly payment of [either $19.95 or
                                         $21.95], (ii) payments [less
                                         interchange fees] due from various
                                         credit card companies (e.g. MasterCard,
                                         VISA etc.) approved by the Program
                                         Agent (the "Credit Card Companies") who
                                         bill and collect all or a part of the
                                         Contractual

                                         Payments from the Subscribers, or (iii)
                                         Payments due from all other "month to
                                         month" Prodigy subscribers.

     Facility Size:                      Up to $200 million, subject to due
                                         diligence. The collection of
                                         Receivables will be used to repay the
                                         Program.

     Revolving Period:                   The period commencing on the closing
                                         date and ending on the date (the
                                         "Termination Date") which occurs six
                                         months thereafter, or sooner if agreed
                                         to by all parties to the Program
                                         documents.

     Maturity Date:                      Three years from the Termination Date.

     Transfer Date:                      With regard to any Receivable, the date
                                         such Receivable is transferred under
                                         the Program. The Initial transfer is
                                         anticipated to occur on or before
                                         [May 31, 2000].

     Servicer:                           Prodigy. The duties of the Servicer
                                         will include billing, collecting, re-
                                         billing, enforcement and pursuit of
                                         past due payments on any Receivables,
                                         funds disbursement, and periodic
                                         reporting. Prodigy may sub-contract all
                                         or part of its servicing obligations if
                                         it remains primarily liable therefore.
                                         The Program Agent may, under certain
                                         circumstances, terminate Prodigy as
                                         Servicer and appoint a new Servicer.

     Servicer Fee:                       As Servicer, Prodigy will receive a fee
                                         of [$ ] per month per Subscriber
                                         payable by the Issuer unless an Event
                                         of Termination has occurred. If Prodigy
                                         is not the Servicer, a market rate for
                                         such Servicer, capped at [ %] of such
                                         successor Servicer's actual cost of
                                         collection, will be deducted from cash
                                         proceeds from the Receivables. The
                                         Servicer Fee will be set following
                                         rating agency review and negotiation
                                         with a financial guarantor.

     Security Interest:                  The Purchaser will be conveyed, in
                                         connection with the purchaser of the
                                         Variable Funding Note, a first priority
                                         perfected ownership/security interest
                                         in the Receivables, the proceeds
                                         thereof, and any security related
                                         thereto.

     Settlement Procedures:              Provided no Event of Termination has
                                         occurred, monthly collections are
                                         allocated as follows: (i) to the
                                         Purchaser for interest and fees, (ii)
                                         to the Servicer for

                                         the Servicer Fee and (iii) (1) prior to
                                         the Termination Date, to the Originator
                                         to reinvest in new Eligible Receivables
                                         to the extent such Eligible Receivables
                                         exist, otherwise to the Purchaser for
                                         repayment of outstanding capital or (2)
                                         after the Termination Date, to the
                                         Purchase for repayment of the aggregate
                                         amount of outstanding Capital and other
                                         amounts owed to the purchaser.

                                         Upon the occurrence, and following an
                                         Event of Termination or a "SBC Event"
                                         (to be defined following the
                                         negotiation of the SBC Performance
                                         Guarantee), monthly collections are
                                         allocated as follows: (i) to the
                                         Purchaser for interest and fees, (ii)
                                         to the Purchaser for repayment of the
                                         aggregate amount of outstanding Capital
                                         and other amounts owned to the
                                         purchaser, and (iii) after Capital is
                                         paid in full, to the Servicer for the
                                         Servicer Fee.

     Eligible Receivables Due            Any Receivables:
     from Subscribers:
                                         . Which arise under a valid and binding
                                           Contract and which at the time of the
                                           transfer of such Receivable conveyed
                                           good and marketable title thereto
                                           free and clear of all liens.

                                         . With regard to which the related
                                           Subscriber is not affiliated with the
                                           Issuer or Prodigy.

                                         . Which will at all times be the legal
                                           and assignable payment obligation of
                                           the Subscriber of such Receivable,
                                           enforceable against such Subscriber
                                           in accordance with its terms.

                                         . Which arises under a Contract which
                                           (I) is fully payable no later than
                                           [35] months after its related
                                           Transfer Date and (ii) requires
                                           payments to be made no less
                                           frequently than monthly.

                                         . Which, on the Transfer Date, is not a
                                           Defaulted Receivable.

                                         . Which, together with the contract
                                           related thereto, does violate any
                                           law or regulation.

                                         . Which is (a) freely transferable and
                                           (b) arises under a Contract which is
                                           (i) a legal, valid and binding
                                           obligation of the Issuer and the
                                           Subscriber enforceable in accordance
                                           with its terms, (ii) in form and
                                           substance satisfactory to the Program
                                           Agent.

                                         . Which is an "account" as defined
                                           within the UCC.

                                         . Which is denominated and payable by
                                           approved Credit Card Companies in
                                           United States dollars in the United
                                           States to Prodigy who in turn
                                           deposits into Purchaser's Accounts.

                                         . Which is not the subject of any
                                           dispute, offset, counterclaim or
                                           defense.

                                         . Which complies with Prodigy's credit
                                           and collection policy.

                                         . Which Represents the sale of goods or
                                           services per Section 3(c)(5) of the
                                           Investment Company Act of 1940 and
                                           which arises out of a current
                                           transaction per Section 3(a)(3) of
                                           the Securities Act of 1933.

                                         . Other, as applicable.

     Eligible Receivables Due            To be determined after due diligence
     from Credit Card Companies:

     Defaulted Subscriber Receivable:    All Receivables outstanding (whether or
                                         not then due) under any Contract (i)
                                         that has Receivables or part thereof
                                         which remain unpaid for more than [60]
                                         days (subject to due diligence) from
                                         the original due date, (ii) the
                                         Subscriber under whish is in bankruptcy
                                         or similar proceedings, (iii) which,
                                         consistent with Prodigy's credit and
                                         collection policy, has been or should
                                         have been written off as uncollectable,
                                         or (iv) as to which there is a breach
                                         in the underlying contract.


     Defaulted Credit Card Company       To be determined after due diligence
     Receivable:


     Delinquent Subscriber Receivable:   All Receivables outstanding (whether or
                                         not then due) that are not Defaulted
                                         Receivables under any Contract (i) that
                                         has Receivables or part thereof which
                                         remain unpaid for more than [30] days
                                         from the original due date or (ii)
                                         which, consistent with Prodigy's credit
                                         and collection policy, has been or
                                         should be classified as delinquent.

     Delinquent Credit Card Company      To be determined after due diligence
      Receivable:

     Covenants:                          Customary covenants with respect to the
                                         issuer and Prodigy, including:

                                         . Issuer will furnish to Program Agent
                                           a monthly report which will include,
                                           without limitation, information with
                                           regard to agings, defaults,
                                           collections, deemed collections,
                                           Subscriber volumes and Subscriber and
                                           Credit Card Company cancellations;
                                           etc.

                                         . Issuer and Prodigy will maintain all
                                           documents and records necessary with
                                           respect to the collection of the
                                           Receivables.

                                         . Issuer and Prodigy will provide
                                           certified quarterly and annual
                                           financial statements. Prodigy will
                                           provide certified quarterly and
                                           audited annual financial statements.
                                           Prodigy and Issuer will provide such
                                           other information as Program Agent
                                           may reasonably request.

                                         . Issuer and Prodigy will permit audits
                                           of information related to the
                                           Program.

                                         . Issuer will maintain its separate
                                            existence from Prodigy.

                                         . Issuer will only accept transfers of
                                           Receivables from Prodigy or its
                                           successors.

                                         . Prodigy and Issuer will perform and
                                           comply with the terms and conditions
                                           specified in the Program documents,
                                           and shall maintain such documents in
                                           full force and effect.

                                         . Issuers and Prodigy or successors
                                           will not modify its organizational
                                           documents in such a way as to have an
                                           adverse effect on Purchaser.

                                         . Issuer will not incur debt, except as
                                           permitted under the Program
                                           documents.

                                         . Issuer will not make distributions,
                                           except as permitted under the Program
                                           documents.

                                         . Issuer will not enter into
                                           transactions with affiliates or third
                                           parties, except as permitted under
                                           the Program documents.

                                         . Neither Issuer nor Prodigy will sell,
                                           assign or otherwise encumber any
                                           Receivable except as contemplated
                                           under the Program documents.

                                         . Prodigy and the Issuer will each
                                           comply with its credit and collection
                                           policy and will not materially change
                                           its credit and collection policy,
                                           except as specifically permitted by
                                           the Program Agent.

                                         . Prodigy and the Issuer will comply
                                           with all terms of the Contracts.

                                         . Neither Prodigy nor the Issuer will
                                           cancel, terminate, amend, modify or
                                           waive any term or condition of any
                                           Contract related to the receivables,
                                           except as specifically permitted by
                                           the Program Agent.

                                         . Prodigy will offer to the Subscribers
                                           the same upgrades to their level of
                                           service that Prodigy provides to
                                           their other on-line customers at no
                                           higher price.

                                         . Prodigy, or its successor, must
                                           either (a) directly provide the
                                           Prodigy service or (b) wholly own the
                                           entity which provides the Prodigy
                                           service, in each case for the
                                           duration of the Contracts and at
                                           least at the level of service
                                           presently provided.


                                         . Prodigy, or its successor, must own,
                                           directly or indirectly, 100% of the
                                           capital stock of the Issuer and
                                           maintain control of them.

                                         . Other, as applicable.

     Events of Termination:              Events of Termination shall result in
                                         acceleration of the transaction via a
                                         100% trapping of cash to be used to pay
                                         down the facility in advance of
                                         scheduled amortization. Upon the
                                         occurrence of an Event of Termination
                                         the revolving nature of the facility
                                         shall cease a no new contract
                                         purchasers shall occur. The Events of
                                         Termination shall include:

                                         . Servicer fails to make payments when
                                           due (a cure period will be negotiated
                                           within the program documents).

                                         . Any representation or warranty or
                                           Issuer Report or any information is
                                           materially false or incorrect.

                                         . Issuer fails to perform or observe
                                           any other term or covenant.

                                         . The parent fails to pay other debt
                                           with a principal balance in excess of
                                           [ ] million or defaults under any
                                           other debt agreement or instrument
                                           with a principal balance in excess of
                                           [ ] million.

                                         . The Note purchased by Purchaser
                                           ceases to create a valid and
                                           perfected first priority ownership
                                           interest in the Pool Receivables.

                                         . Bankruptcy or insolvency of Issuer or
                                           the Parent.

                                         . 3 month rolling average Default Ratio
                                           exceeds [ ]; 3 month rolling average
                                           Dilution Ratio exceeds [ ]; 3 month
                                           rolling average Loss-to-Liquidation
                                           Ratio exceeds [ ]; and 3 month
                                           rolling average Delinquency Ratio
                                           exceeds [ ]. These triggers will be
                                           set as part of the negotiation of the
                                           program documents.

                                         . Material adverse change in financial
                                           condition or operations of Issuer or
                                           in the collectibility of Pool
                                           Receivables.

                                          . SBC senior unsecured long term debt
                                           rating falls below either, BBB by
                                           S&P, or Baa2 by Moody's.

                                         . Others to be determined in the course
                                           of due diligence including a minimum
                                           debt service coverage factor to be
                                           set based upon rating agency
                                           requirements.

     Conditions Precedent:               Completion and execution of all
                                         documentation delivered and
                                         satisfactory to the Program Agent,
                                         including filing of UCC-1 financing
                                         statements plus:

                                         . Representations and warranties are
                                           true.

                                         . No event of Termination has occurred.

                                         . The Program Agent has received such
                                           other approvals as reasonably
                                           requested.

                                         . Satisfactory reviewed by the Program
                                           Agent of Servicer's billing,
                                           collection and reporting systems and
                                           Pool Receivables.

                                         . Tue sale, enforceability, and other
                                           necessary opinions.

                                         . Consents of third parties as
                                           appropriate.

                                         . Other, as applicable

     Representations and                 Customary representations and
     Warranties:                         warranties of the Issuer and Prodigy
                                         found in similar rated bank or
                                         securitization transactions,
                                         including:

                                         . Due organization, qualification, etc.
                                           of Issuer and Prodigy.

                                         . Due authorization, execution,
                                           delivery and performance of the
                                           Program documents by the Issuer and
                                           Prodigy, respectively, which
                                           establishes legal, valid, and binding
                                           obligations of Issuer and Prodigy
                                           respectively, with respect thereto.

                                         . The Note Purchase Agreement will
                                           evidence the transfer of a first
                                           priority perfected ownership interest
                                           in the Receivables to the Purchaser.

                                         . All filings and recordings required
                                           to perfect the Interest of the
                                           transferor and the Purchaser in the
                                           Receivables, including the Contracts
                                           sold to the issuer, and any related
                                           security shall have been accomplished
                                           and are in full force and effect.

                                         . Each Receivable is an Eligible
                                           Receivable and is free of adverse
                                           claims.

                                         . Transfer of the Receivables by
                                           Prodigy to issuer is for reasonably
                                           equivalent value.

                                         . Invoices and/or credit card billing
                                           statements with respect to each
                                           Receivable will be sent in accordance
                                           with the Receivables Transfer
                                           Agreement.

                                         . All information furnished by Transfer
                                           or Prodigy to the Program Agent (and
                                           other transaction parties), whether
                                           on or before the closing date, (i) is
                                           true and accurate in all material
                                           respects, (ii) does not contain any
                                           materially misleading statements, and
                                           (iii) does not omit material facts.

                                         . No material adverse change in the (i)
                                           collectibility of Receivables or (ii)
                                           operations or ability to perform its
                                           obligations under the program
                                           documents, of Issuer or Prodigy.

                                         . Prodigy has complied with their
                                           credit and collection policy and such
                                           policy has not changed.

                                         . Neither the Issuer nor Prodigy will
                                           cause a voluntary bankruptcy of
                                           Issuer so long as Issuer is solvent.

                                         . Issuer and Prodigy are solvent.

                                         . Issuer is not an "investment company"
                                           within the meaning of the Investment
                                           Company Act of 1940, as amended.

                                         . Other, as applicable.

     Indemnities:                        Prodigy shall jointly and severally
                                         indemnify the parties to the
                                         transaction, (each an "Indemnified
                                         Party") against all third party
                                         liabilities, expenses, damages or
                                         losses ("Losses") associated with the
                                         Program, excluding however, (i) Losses
                                         to the extent resulting from the gross
                                         negligence or willful misconduct of the
                                         Indemnified Party, (ii) income,
                                         franchise or similar taxes or (iii)
                                         recourse (except as herein
                                         contemplated) for uncollectible
                                         Receivables.

                                         Without limiting the foregoing, Prodigy
                                         shall indemnify the Indemnified Parties
                                         for all Losses resulting from:

                                         . Misrepresentations and omissions.

                                         . Any reduction or offset in the amount
                                           owed by a Subscriber or a Credit Card
                                           Company.

                                         . Failure to vest in the Purchaser for
                                           a first priority perfected ownership
                                           interest in the Receivables.

                                         . Failure by Prodigy or the Servicer to
                                           perform the servicing duties or other
                                           obligations under the Program
                                           documents or to comply with any term
                                           or condition thereunder.

                                         . Any increase in the fees (including
                                           without limitation, intercharge fees)
                                           payable by Prodigy to the Credit Card
                                           Companies.

                                         . Commingling of funds.

                                         . Others as may be required upon
                                           completion of due diligence.

     Assignability:                      The Purchaser and its assignees may
                                         each assign, in whole or in part, its
                                         interest in the Notes pursuant to the
                                         Program documents. Neither Prodigy, nor
                                         the issuer shall be permitted to assign
                                         any of its rights or obligations
                                         pursuant to the Program documents
                                         without the prior written consent of
                                         the Program Agent.

     Governing Law:                      The laws of State of New York.

     Costs and Expenses:                 All out-of-pocket costs and expenses of
                                         Citibank and its affiliates associated
                                         with the preparation, execution and
                                         delivery, waivers and amendments,
                                         administration and enforcement of the
                                         Program including fees and expenses of
                                         counsel and auditing fees are to be
                                         paid by Prodigy regardless of whether
                                         the Program closes.